UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2008
Brookside Technology Holdings Corp.
(Exact name of registrant as specified in its charter)

Florida	333-133253	20-3634227
(State or Other Jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)
15500 Roosevelt Blvd,
Suite 101
Clearwater, FL 33760
(Address of principal executive offices) (zip code)
(727) 535-2151
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement and Recapitalization Financing
Item 1.02 Termination of a Material Definitive Agreement
Item 2.01 Completion of Acquisition of Assets
Item 2.03. Creation of a Direct Financial Obligation
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-2.01 STN STOCK MEMBERSHIP PURCHASE AGREEMENT
EX-10.01 MICHAEL PROMOTICO EMPLOYMENT AGREEMENT
EX-10.02 CHATHAM CREDIT FACILITY
EX-10.03 CHATHAM TERM NOTE DATED SEPT. 23,2008
EX-10.04 CHATHAM REVOLVING NOTE DATED SEPT. 23,2008
EX-10.05 CHATHAM WARRANT DATED SEPT. 23,2008
EX-10.06 CHATHAM WARRANT PURCHASE AND REGISTRATION RIGHTS AGREEMENT
EX-10.07 VICIS SECURITIES PURCHASE AND LOAN CONVERSION AGREEMENT
EX-10.08 VICIS SUBORDINATED NOTE DATED SEPT. 23,2008

Item 1.01 Entry into a Material Definitive Agreement and Recapitalization Financing.
          Acquisition
          On September 23, 2008, Brookside Technology Holdings Corp. (the “Company), through its wholly owned subsidiary, Standard Tel Acquisitions, LLC (“Acquisition Sub”), acquired Standard Tel Networks, LLC (“STN”), an independent distributor of high quality, turnkey converged voice and data business communications products and services with California offices in the San Francisco Bay Area, Sacramento, San Diego and headquartered in Huntington Beach. The acquisition was conducted pursuant to a previously-disclosed Stock and Membership Interest Purchase Agreement dated July 17, 2008 (the “Purchase Agreement”), and was structured as the acquisition of (a) all of the stock of Trans-West Network Solutions, Inc. (“Trans-West”) from the shareholders of Trans-West (the “Trans-West Shareholders”) and (b) all of the membership interest of STN owned by ProLogic Communication, Inc. (“ProLogic” and collectively with the Trans-West Shareholders, the “Seller Parties”). As previously reported, Trans-West, a holding company with no operations, owns eighty percent (80%) of the membership interest of STN and ProLogic owned the other twenty percent (20%), and, accordingly, the Company now owns (directly, in part, and indirectly through Trans West, in other part) one hundred percent (100%) of STN. Collectively, the forgoing transactions are referred to in this Current Report as the “STN Acquisition.” Prior to the STN Acquisition, the Company did not have any relationship with the Seller Parties.
          At the closing of the STN Acquisition, the Company issued to the Seller Parties 40,843,376 shares of the Company’s common stock and paid to the Seller Parties $3,209,262.70 in cash. However, pursuant to the Purchase Agreement, one-half of such shares and $500,000 of the cash payment are being held in escrow subject to certain post-closing purchase price adjustments and indemnification obligations.
          In connection with the STN acquisition, the Company entered into Restrictive Covenant Agreements with the Seller Parties, pursuant to which the Seller Parties, subject to certain limited exceptions, agree not to use or disclose confidential information belonging to the Company or STN and not to compete with the Company nor to solicit its customers or employees. Additionally, the Company caused STN to enter into an Employment Agreement with Michael Promotico, with an initial term of three years, pursuant to which he will serve as STN’s Chief Executive Officer (the “Employment Agreement”). The Employment Agreement contains standard terms and provisions, including non-competition and confidentiality provisions and provisions relating to early termination and constructive termination, and provides for an annual base salary, performance incentives, certain standard benefits and stock options at an exercise price equal to the fair market value of the shares on the closing date.
          Financing
          Concurrently with the closing of the STN Acquisition, the Company and its five subsidiaries (U.S. Voice and Data, LLC, Brookside Technology Partners, Inc., Acquisition Sub, Trans-West and STN (hereinafter, the Company and its five subsidiaries collectively are referred to as the “Borrowers”) entered into a Credit Agreement (the “Chatham Credit Agreement”) with Chatham Investment Fund III, LLC, Chatham Investment Fund III QP, LLC and Chatham Credit Management III, LLC (“Chatham”), pursuant to which Chatham agreed to provide a $7,000,000 term loan and a $2,000,000 revolving line of credit (collectively the “Loans”). The Loans are evidenced by a Term Note and a Revolving Note. As a condition precedent to the extension of the Loans: (a) the Company entered into a Pledge Agreement, dated September 23, 2008, pursuant to which the Company pledged the stock of each subsidiary owned by it as collateral to secure payment of the Loans; (b) the Company granted to Chatham a Warrant to purchase an aggregated of 140,930,835 shares of Company’s Common Stock (“Chatham Warrants”); and (c) the Company entered into a Warrant Purchase and Registration Rights Agreement, dated September 23, 2008, pursuant to which, among other things, the Company agreed to register the resale of the shares underlying the Chatham Warrants upon demand by Chatham. The Loans have a term of three years and bear interest, at the following rates: (i) with respect to the Revolving Note, LIBOR plus 4.00% per annum, and (ii) with respect to the Term Loan, LIBOR Rate plus 9.00% per annum. Additionally, the Chatham Credit Agreement contains standard representations, warranties and covenants that require the Company, on a consolidated basis, to maintain at the end of each month: (1) a fixed charge coverage ratio for the 12 months then ended of at least 1.75:1; and (2) a leverage ratio as of the last day of such fiscal month and for the 12 months then ended of not more than 3:1, in each case calculated as set forth in the Credit Agreement. The forgoing transactions (the “Chatham Financing”) were consummated on September 23, 2008. Prior to the closing of the Chatham Financing, the Company did not have any relationship with Chatham.
          Additionally, as previously reported, as of July 3, 2008, Vicis Capital Master Fund, a sub-trust of Vicis Capital Series Master Trust, and the Company’s largest preferred stockholder (“Vicis”), purchased and assumed from Hilco Financial, LLC (“Hilco”), the Company’s prior senior lender, and from Dynamic Decisions Growth Premium Fund (“DD”), the Company’s prior mezzanine lender, all their credit agreements, loans and promissory notes under which Hilco and DD had loaned to the Company (the “Prior Credit Documents”) representing an aggregate of $8,100,000 (“Vicis Debt”). In connection with the closing of the STN Acquisition and the Chatham Financing, Vicis and the Company entered into, and closed upon, a Securities Purchase and Loan Conversion Agreement, dated September 23, 2008 (the “Vicis Conversion Agreement”), pursuant to which the Company, in full satisfaction of the Vicis Debt: (i) paid $2,250,000 in cash to Vicis; (ii) delivered to Vicis a subordinated note in the principal amount of $1,500,000, bearing interest at 10% and maturing on April 15, 2010 (the “Vicis Subordinated Note”); and (iii) converted the balance of the Vicis Debt (assumed from Hilco and DD), including all accrued interest of $676,384, in the combined aggregate amount of $5,026,384, into 5,026,384 shares of the Company’s Series A Convertible Preferred Stock. Vicis entered into a subordination agreement with Chatham, wherein Vicis agreed to subordinate the Vicis Subordinated Note to the Loans. As a result, all Prior Credit Documents have been terminated effective September 23, 2008.
          The forgoing summary is qualified by reference to the actual agreements summarized above, all of which are being filed as exhibits to this Form 8-K.
Item 1.02 Termination of a Material Definitive Agreement.
          See Item 1.01 above.
Item 2.01 Completion of Acquisition of Assets.
          See Item 1.01 above.
Item 2.03. Creation of a Direct Financial Obligation
          See Item 1.01.
Item 3.02 Unregistered Sales of Equity Securities.
          See Item 1.01 above. The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the “Act”) for the issuance of all the securities discussed in Item 1.01 above pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about the Company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.
Item 9.01 Financial Statements and Exhibits.
          (a) and (b) The Company intends to file the financial statements and pro forma financial information required by Item 9.01 of Form 8-K with regard to the STN Acquisition through an amendment to this Form 8-K to be filed within 71 calendar days after the date of this Form 8-K.
          (d)           Exhibits
2.01	STN Stock and Membership Interest Purchase Agreement dated July 17, 2008

10.01	Michael Promotico Employment Agreement dated September 23, 2008

10.02	Chatham Credit Facility dated September 23, 2008

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10.03	Chatham Term Note dated September 23, 2008

10.04	Chatham Revolving Note dated September 23, 2008

10.05	Chatham Warrant dated September 23, 2008

10.06	Chatham Warrant Purchase and Registration Rights Agreement dated September 23, 2008

10.07	Vicis Securities Purchase and Loan Conversion Agreement dated September 23, 2008

10.08	Vicis Subordinated Note dated September 23, 2008.

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SIGNATURES
          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brookside Technology Holdings Corp.
By:	/s/ Michael Nole
Michael Nole, Chief Executive Officer

Dated: September 29, 2008

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